UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On July 5, 2006, MeadWestvaco Corporation (“MeadWestvaco” or the “Purchaser”) completed the purchase of Saint-Gobain Calmar (“Calmar” or the “Business”) from Compagnie de Saint-Gobain (“CSG” or the “Seller”), pursuant to the Stock Purchase Agreement, dated April 27, 2006. Other than in respect of the Stock Purchase Agreement and the agreements entered into in connection therewith, there are no material relationships between MeadWestvaco and its affiliates, on the one hand, and Compagnie de Saint-Gobain and their respective affiliates, on the other hand. The Stock Purchase Agreement provides for the purchase by MeadWestvaco of the stock of Calmar and other subsidiaries of CSG. In addition, Compagnie de Saint-Gobain has indemnified MeadWestvaco for certain specified liabilities related to the previous operations of the Business. At the closing, the consideration paid by the Purchaser to the Seller was $710 million in cash.

Calmar consists primarily of the following companies: Saint-Gobain Calmar Inc., a Delaware corporation; Saint-Gobain Calmar Brasil Ltda., a Brazilian corporation; Saint-Gobain Calmar, S.A., a Spanish corporation; Saint-Gobain Calmar GmbH, a German corporation; and Saint-Gobain Calmar Microspray S.r.l., an Italian corporation.

The News Release announcing the completion of the Stock Purchase Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Section 9- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	News Release dated July 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

Date: July 6, 2006	By:	/s/ John J. Carrara
John J. Carrara Assistant Secretary

MEADWESTVACO CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit 99.1	News Release dated July 5, 2006.